Exhibit 99.11

Arthur Don

Tel 312.456.8438

Fax 312.456.8435

dona@gtlaw.com

ALBANY

AMSTERDAM

ATLANTA

AUSTIN

BERLIN**

BOSTON

BRUSSELS**

CHICAGO

DALLAS

DELAWARE

DENVER

FORT LAUDERDALE

HOUSTON

LAS VEGAS

LONDON*

LOS ANGELES

MIAMI

MILAN**

NEW JERSEY

NEW YORK

ORANGE COUNTY

ORLANDO

PALM BEACH COUNTY

PHILADELPHIA

PHOENIX

ROME**

SACRAMENTO

SAN FRANCISCO

SHANGHAI

SILICON VALLEY

TALLAHASSEE

TAMPA

TOKYO**

TYSONS CORNER

WASHINGTON, D.C.

WHITE PLAINS

ZURICH**

*OPERATES AS GREENBERG TRAURIG MAHER LLP

**STRATEGIC ALLIANCE

May 19, 2010

IronBridge Funds, Inc.

One Parkview Plaza

Suite 600

Oakbrook Terrace, Illinois 60181

Re:          Status of the Shares registered pursuant to the Registration Statement

(each as defined below)

Dear Ladies and Gentlemen:

We have acted as counsel to IronBridge Funds, Inc., a Maryland corporation (the “Company”), in connection with the filing with the U.S. Securities and Exchange Commission (the “SEC”) of the Company’s registration statement on Form N-14, Registration No. 333-165976 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), registering the shares of beneficial interest (the “Shares”) of each of the IronBridge Frontegra Small Cap Fund (the “Acquiring Small Cap Fund”), the IronBridge Frontegra SMID Fund (the “Acquiring SMID Fund”) and the IronBridge Frontegra Global Fund (the “Acquiring Global Fund” and, together with the Acquiring Small Cap Fund and Acquiring SMID Fund, the “Acquiring Funds”), each of which is a series of the Company, to be issued pursuant to an Agreement and Plan of Reorganization (the “Agreement”) to be entered into by the Company, on behalf of the Acquiring Funds, and Frontegra Funds, Inc., on behalf of its series, the Frontegra IronBridge Small Cap Fund (the “Acquired Small Cap Fund”), the Frontegra IronBridge SMID Fund (the “Acquired SMID Fund”) and the Frontegra IronBridge Global Focus Fund (the “Acquired Global Fund” and, collectively with the Acquired Small Cap Fund and Acquired SMID Fund, the “Acquired Funds”).

                If approved by the Acquired Funds’ shareholders, the Agreement will provide for the transfer of the Acquired Small Cap Fund’s, Acquired SMID Fund’s and Acquired Global Fund’s assets to, and the assumption of the Acquired Small Cap Fund’s, Acquired SMID Fund’s and the Acquired Global Fund’s liabilities by, respectively, the Acquiring Small Cap Fund, Acquiring SMID Fund and Acquiring Global Fund in exchange solely for a number of Shares of each such Acquiring Fund determined in the manner specified in the Agreement.  Such Shares will be distributed to the respective Acquired Fund’s shareholders followed by the subsequent liquidation of each Acquired Fund.

You have requested our opinion as to the matters set forth below in connection with the filing of the Registration Statement.  For purposes of rendering that opinion, we

GREENBERG TRAURIG, LLP  •  ATTORNEYS AT LAW  •  WWW.GTLAW.COM

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have examined the Registration Statement, including the form of the Agreement filed as part thereof, the Company’s Articles of Incorporation (the “Governing Articles”), the By-Laws of the Company and the resolutions adopted by the Board of Directors of the Company that provide for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate.  We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Company.  In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind including, but not limited to, the assumption that the Agreement has been or will be approved, in substantially the same form as that reviewed by us, by the respective Board of Directors of each of the Company and Frontegra Funds, Inc., that the Agreement will be approved, in substantially the same form as that reviewed by us, by the shareholders of the Acquired Funds and that the Agreement will be executed, in substantially the same form as that reviewed by us, by a duly authorized officer of each of the Company and Frontegra Funds, Inc.  We also have assumed that all actions and agreements relevant to the lawful operation of the Acquiring Funds as described in its Registration Statement have been or will be approved by the Company’s Board and their respective shareholders as required under applicable laws, all as described in the Registration Statement.  We have not verified any of those assumptions.

You have advised us that the Company has elected to rely upon Rule 24f-2 under the Investment Company Act of 1940, as amended, in order to register an indefinite number of shares of the Funds. You have advised us that the Company will, from year to year, timely file a notice pursuant to Rule 24f-2 perfecting the registration of the Shares sold by it during each fiscal year during which such registration of an indefinite number of Shares remains in effect. You have also informed us that the Shares will be sold in accordance with Section 5(b) of the Act.

Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the laws of the State of Maryland that, in our experience, generally are applicable to the issuance of shares by entities such as the Company.  We express no opinion with respect to any other laws, and we note that we do not undertake to advise you of any changes in law or circumstances that may come to our attention in the future.

Based upon and subject to the foregoing, we are of the opinion that:

1.             The Shares to be issued pursuant to the Registration Statement have been duly authorized for issuance by the Company; and

2.             When issued and delivered upon the terms provided in the Agreement, the Shares to be issued pursuant to the Registration Statement will be validly issued, fully paid and nonassessable.

This opinion is rendered solely in connection with the filing of the Registration Statement.  We hereby consent to the filing of this opinion with the SEC in connection with the Registration Statement and to the reference to this firm in the Registration Statement.  In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

Best regards,

/s/ Greenberg Traurig, LLP